SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

 / /      Preliminary Proxy Statement

 / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))

 /X/      Definitive Proxy Statement

 / /      Definitive Additional Materials

 / /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



                         KBF POLLUTION MANAGEMENT, INC.
      --------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



      --------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)



Payment of filing fee (check the appropriate box):

/X/      No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:


                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:


                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:


                  --------------------------------------------------------------

         (5)      Total fee paid:
                                 -----------------------------------------------

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
                                         ---------------------------------------

         (2)      Form, Schedule or Registration Statement no.:
                                                               -----------------

         (3)      Filing Party:
                               -------------------------------------------------

         (4)      Date Filed:
                             ---------------------------------------------------

                                 PROXY MATERIAL

                         KBF POLLUTION MANAGEMENT, INC.
                                ONE JASPER STREET
                               PATERSON, NJ 07522

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held on June 14, 2000

                                 ---------------


To The Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of KBF POLLUTION MANAGEMENT, INC., a New York corporation ("KBF" or the "Company"), will be held at The Brownstone House located at 351 West Broadway, Paterson, New Jersey, on June 14, 2000, at 10:00 a.m., local time, for the following purposes:

         1. To elect eight (8) members of the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified; and,

         2. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 12, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record on the stock transfer books of KBF at the close of business on that date are entitled to notice and to vote at the Meeting.

                                            By Order of the Board of Directors

                                            /s/ Kathi Kreisler
                                            Kathi Kreisler
                                            Secretary
Dated:  May 19, 2000
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. UNLESS YOUR SHARES ARE OWNED OF RECORD IN YOUR OWN NAME, TO BE ADMITTED TO THE MEETING YOU WILL BE REQUIRED TO SHOW EVIDENCE SATISFACTORY TO THE COMPANY THAT YOU ARE A SHAREHOLDER, WHICH EVIDENCE INCLUDES A BROKERAGE ACCOUNT STATEMENT DATED WITHIN 30 DAYS PRIOR TO THE MEETING DATE.

                         KBF POLLUTION MANAGEMENT, INC.
                                ONE JASPER STREET
                               PATERSON, NJ 07522

                                 ---------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  June 14, 2000

                                 ---------------

                      INTRODUCTION, RECORD HOLDERS, VOTING

         This Proxy Statement is being furnished to shareholders by the Board of Directors of KBF Pollution Management, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the 2000 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at The Brownstone House located at 351 West Broadway, Paterson, New Jersey, on June 14, 2000, at 10:00 a.m., local time, or at any adjournments thereof.

         The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is May 16, 2000.

         Only shareholders of record at the close of business on May 12, 2000, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were outstanding 77,004,778 shares of the Company's Common Stock, $.0001 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) For the election as Directors of the persons who have been nominated by the Board of Directors, and,
(ii) at the discretion of the person or persons voting the Proxy with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made personally or by telephone or telegram by officers, directors and employees of the Company. The Company will, upon request, reimburse banks, brokerage firms and other custodians for their reasonable expenses in sending soliciting material to the beneficial owner of the shares.

PROPOSAL 1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

         The persons listed below are nominees for election as directors at the Meeting. Unless otherwise specified, all Proxies received will be voted in favor of the election of the nominees listed below. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, no substitute candidate will be selected and the Proxies will be voted only in favor of those nominees still standing for election.

                                                               Capacities
                                           Period Served    in which currently
                                Age         as Director          serving.
--------------------------------------------------------------------------------
Lawrence M. Kreisler            53          Since 1984           Chairman
                                                              CEO, Director
Kathi A. Kreisler               49          Since 1984        Vice President
                                                           Secretary, Treasure
                                                                 Director
Kevin E. Kreisler, Esq.         27          Since 1998       Acting President
                                                                 Director
Dr. Stephen Lewen               47      Since January 1998       Director
Joseph J. Casuccio, Jr, CPA     48      Since January 1998    General Counsel
                                                               Vice President
                                                                  Director
Christopher Jones               48        Nat Applicable   Nominee for Director
James Green                     46        Not Applicable   Nominee for Director

         Lawrence M. Kreisler, President of the Company, is a Co-founder of the Company and has been its Chairman of the Board and a Director since March 1984. Mr. Kreisler invented the technology with which the Company transacts its principal businesses (See "Patents and Proprietary Information"). He served as Vice President, Secretary and Treasurer from March 1984 through December 1994. In January 1995, Mr. Kreisler accepted the Board nomination to serve as President of the Company. From 1973 to 1984 Mr. Kreisler managed pollution treatment systems for several companies in the metal finishing industries. Mr. Kreisler is the husband of Kathi Kreisler, Vice President, Secretary, Treasurer and a director of the Company. He is the father of Kevin Kreisler, Vice President and a director of the Company.

         Kathi Kreisler is a Co-founder of the Company and served as its President from 1984 through December 1994. She has been a Director since March 1984. In January 1995, Ms. Kreisler became Vice President, Secretary and Treasurer of the Company. From 1979 to 1984, Ms. Kreisler was a principal in Kreisler Bags (subsequently incorporated as Kreisler Bags and Filtration, Inc., which name was subsequently changed to KBF Pollution Management, Inc.). Ms. Kreisler is the wife of Lawrence Kreisler, CEO Chairman of the Board of the Company. She is the mother of Kevin Kreisler, acting President and a director of the Company.

         Kevin Kreisler has recently been appointed acting President and served as Vice President since January 1998 and director since July 1998. Mr. Kreisler has continuously worked for the Company in various part and full time capacities since 1990. He has also worked as a law clerk for several law firms and clinics during his tenure at law school (September 1995 to December 1997). Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management (M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. K. Kreisler is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey. He is the son of Lawrence Kreisler, CEO and Chairman of the Company, and Kathi Kreisler, a Vice President, Secretary, Treasurer and a director of the Company.

         Joseph J. Casuccio's, Jr., CPA has served as a Chief Financial Officer of the Company since July 1998, and as Vice-President and director since January 1998. Since 1985, Mr. Casuccio's has been a partner at Werblin, Casuccio & Moses, a public accounting firm, which provides accounting services to the Company (See "Certain Relationships and Related Transactions"). Mr. Casuccio is a graduate of Suffolk County Community College and Long Island University.

         Dr. Lewen has been a physician, and a member of Suffolk Opthamology Associates, P.C. in Bayshore, New York. Dr. Lewen is a graduate of Cornell University, Columbia University and Chicago Medical School.

         James L. Sonageri, Esq., has served as Vice President and General Counsel of the Company since September 1, 1999, and as a director since January 2000. Mr. Sonageri is admitted to practice law in New Jersey, New York and the United States District Courts for the District of New Jersey, the Southern and Eastern Districts of New York, and the United States Supreme Court. He earned his J.D.

degree from The John Marshall School where he was a member of the Law Review and the Gavel Society and received his B.S. degree in accounting from Fairleigh Dickinson University. He is a member of the New Jersey State and New York State Bar Associations and a former member of the Board of Trustees of the Criminal Law Section of the New Jersey State Bar Association. By appointment of the Superior Court of New Jersey, Mr. Sonageri serves as a mediator in the Chancery Mediation Program. He is a Master in the C. Willard Heckel Inn of Court, which is sponsored by Rutgers School of Law. He serves on the New Jersey Publications Advisory Committee for Lawyers Cooperative Publishing. He has appeared as an expert guest commentator on Court TV for both civil and criminal cases. Mr. Sonageri served as a Special Assistant United States Attorney in the United States Attorney's Office for the District of New Jersey and as the Supervisor of the White Collar Crime Unit in the Union County Prosecutor's Office. Since 1995, Mr. Sonageri has been a partner in Sonageri & Fallon, LLC, a law firm with offices in Hackensack, New Jersey and Garden City, New York, which firm provides legal services to the Company.

         Christopher Jones is the President of R.M. Jones & Co., Inc., the company's joint venture partner. Mr. Jones is a nominee to the Board of Directors of the Company.

         James Green is the Vice President of R.M. Jones & Co., Inc., the company's joint venture partner. Effective May 6, 2000, Mr. Green was appointed President of KBF Environmental Services, Inc., the company's 80% owned joint venture subsidiary and Senior Vice President of Sales for the company. Formerly employed as the Chief Operations Officer for Heritage Environmental Services, Mr. Green was responsible for over eight hundred employees in all aspects of sales and operations. Prior to his employ with Heritage, he was a vice president for Laidlaw, Inc., where he was responsible for twenty-four operations in North America with over fifteen hundred employees and $175 million in revenue. He has also served as president of North East Solvents, where he grew a profitable $40 million company from sales of $4 million within four years. Under his sales management, Mr. Green grew R.M. Jones' sales by 400% in three years. Mr. Green is a nominee to the Board of Directors of the Company.

          The Company's executive officers are appointed by and serve at the discretion of the Board of Directors, subject to the terms and conditions of the employment agreements described below. There are no arrangements or understandings between any of the Directors of the Company and any other person pursuant to which such person was selected or nominated as a Director of the Company.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock by all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, the nominees for directors, the Company's Chief
Executive Officer, and the four other highest paid executive officers ("Named Executive Officers") and the directors:

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT (continued)

  Name
  and Address of                      Amount and              Percentage
  Beneficial                          Nature of               of Outstanding
  Holder or Identity of Group         Beneficial Ownership    Stock
--------------------------------------------------------------------------------
Kathi A. Kreisler                     13,901,953              17.85%
14 Maria Drive                        (1) (2)
Sparta, NJ 07871

Lawrence M. Kreisler                  15,255,370              19.61%
14 Maria Drive                        (1) (3)
Sparta, NJ 07871
Steven Lewen                          2,607,258               3.70%
10 Cabriolet Lane                     (4)
Melville, NY 11747
Kevin E. Kreisler                     2,594,028               3.61%
14 Maria Drive                        (5)
Sparta, NJ 07871

Joseph J. Casuccio, Jr., CPA          3,464,906               4.83%
7 North Equestrian Court              (6)
Hauppauge, New York 11789
James L. Sonageri, Esq.               2,055,000               2.89%
2 Strawberry Lane                     (7)
Upper Saddle River, NJ  07458
All Officers & Directors              39,878,515              41.90%
as a group seven persons.
Kreisler Family as A Group            31,751,351              35.56%
                                      (8)
1) Mr. and Ms. Kreisler each disclaim beneficial ownership of the shares of Common Stock owned by the other.
2)       Includes 10,489,278 shares of exercisable options for Common Stock.
3)       Includes 8,892,778 shares of exercisable options for Common Stock.
4)       Includes 1,302,258 shares of exercisable options for Common Stock.
5)       Includes 2,594,028 shares of exercisable options for Common Stock.
6)       Includes 2,584,800 shares of exercisable options for Common Stock.
7)       Includes 2,005,000 shares of exercisable options for Common Stock.
8) Includes stock and options held by Lawrence M. Kreisler, Kathi A. Kreisler, Kevin E. Kreisler and Scott C. Kreisler.

BOARD COMMITTEES

         The Company has the following standing committees: an Audit Committee, Executive Compensation Committee and a Dilution Management Committee. The Audit Committee is comprised of Mr. Casuccio and Dr. Lewen. The Executive Compensation Committee, which comprised of Mr. Casuccio and Dr. Lewen, recommends to the Board of Directors compensation for the Company's Chief Executive and other principal executive officers. In February 2000, the Board formed a Dilution Management Committee and merged the Stock Option Committee into the Dilution Management Committee. The Dilution Management Committee is comprised of Mr. Casuccio, Dr. Lewen and Mr. Sonageri.

      The Audit Committee discussed has discussed the financial statements with Management and has received a letter from the Company's auditors disclosing their status as independent. The Audit Committee recommended the inclusion of the financial statements in the 1999 Form 10-KSB. Dr. Lewen is an independent member of the Audit Committee.

       The Board of Directors held four meetings during the fiscal year ended December 31, 1999. A majority of the Directors attended each meeting. From time to time, the Board acted by unanimous written consent pursuant to the laws of the State of New York.

Identification of Executive Officers

Name                     Age        1999 Office Held
--------------------------------------------------------------------------------
Lawrence Kreisler        53         Chairman, CEO
Kathi Kreisler           49         Vice President, Secretary, Treasurer
Kevin Kreisler           27         Acting President
Joseph J. Casuccio Jr.   48         Vice President, CFO
James Sonageri, Esq.     43         Vice President, General Counsel

Information on the named officers and significant employees who are also nominees for director can be found in the description of the director nominees above.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides certain summary information concerning the compensation paid or accrued by the Company during the fiscal year ended December 31, 1999 to or on behalf of the Company's President and the other named executive officers of the Company (hereinafter referred to as the "named executive officers") for services rendered in all capacities to the Company whose total aggregate salary and bonus exceeded $100,000:


=====================================================================================================================

                                                SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                                                           Long Term Comp.
                                           Annual Compensation
                                   ===================================
---------------------------------------------------------------------------------------------------------------------
Name and                            Salary ($)   Bonus ($)     Other         Awards, Options/      All Other Comp.
Principal                 Year                                Annual               SARs
Position                                                      Comp.
---------------------------------------------------------------------------------------------------------------------
Kathi A. Kreisler        1999       $80,000         -            -                 100,000              -
Vice President
---------------------------------------------------------------------------------------------------------------------
                         1998       $65,267         -            -               7,500,000              -
---------------------------------------------------------------------------------------------------------------------
                         1997        $3,500         -            -                 500,000              -
---------------------------------------------------------------------------------------------------------------------
Lawrence M.              1999      $165,000         -            -                 100,000              -
Kreisler, CEO,
Chairman
---------------------------------------------------------------------------------------------------------------------
                         1998      $167,791         -            -               5,400,000              -
---------------------------------------------------------------------------------------------------------------------
                         1997      $152,503         -            -                       -              -
---------------------------------------------------------------------------------------------------------------------
James L.                 1999        $5,200         -            -               1,875,000              -
Sonageri
Vice President
Gen Counsel
---------------------------------------------------------------------------------------------------------------------
Joseph J.                1999        $5,200         -            -               1,856,250              -
Casuccio Jr.
Vice President,
CFO
---------------------------------------------------------------------------------------------------------------------
Kevin E. Kreisler        1999       $50,000         -            -              12,944,028              -
Acting President         1998       $30,000         -            -                                      -
=====================================================================================================================

OPTION GRANTS IN LAST FISCAL YEAR

         There were stock options granted to the named executive officers during 1997, 1998 and 1999. The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1999 with respect to the Company's named executive officers. No stock appreciation rights were exercised or outstanding during such fiscal year.

=========================================================================================================================
                                     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------------
                                                                                        Value of Unexercised in-the-
                                   Value               Number of Securities            Money Options at FY-End Market
                                  Realized          Underlying Unexercised Options   Price of shares at FY-End ($) less
                      Shares    Market price at         at  Fiscal Year-End                  exercise price
                     acquired      FY End                        (#)
-------------------    on       Exercise less     ---------------------------------- ------------------------------------
Name                 exercise   exercise price)     Exercisable      Unexercisable    Exercisable       Unexercisable
-------------------------------------------------------------------------------------------------------------------------
Kathi A.                0             N/A           10,489,278            -            $323,508             N/A
Kreisler
-------------------------------------------------------------------------------------------------------------------------
Lawrence M.             0             N/A            8,892,778            -            $458,493             N/A
Kreisler
-------------------------------------------------------------------------------------------------------------------------
Kevin E.                0             N/A            2,594,028        11,500,000       $115,500              0
Kreisler
-------------------------------------------------------------------------------------------------------------------------
Joseph J.               0             N/A            2,584,800            -            $112,131             N/A
Casuccio Jr
-------------------------------------------------------------------------------------------------------------------------
James L.                0             N/A            2,005,000            -             $51,800             N/A
Sonageri
=========================================================================================================================


EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with Lawrence M. Kreisler, as the Chairman of the Board and CEO of the Company, on November 7, 1997 (the "Lawrence Kreisler Employment Agreement"). The Lawrence Kreisler Employment Agreement provides for a five-year term and shall be extended automatically each day for an additional day so that the remaining term of this agreement will be five years at all times. Either party may, by written notice, fix the term of the Lawrence Kreisler Employment Agreement at five years without additional extension and would then end on a date five years from the date of notice. Pursuant to the Lawrence Kreisler Employment Agreement, Mr. Kreisler's annual base salary shall be $165,000, with annual cost of living adjustments. Mr. Kreisler is entitled to receive an annual bonus equal to 6% of the Company's annual net income before taxes, reimbursement of business related expenses, use of a Company automobile and participation in any employee benefits provided to all employees of the Company. The Company shall contribute 6% of the base weekly salary to Lawrence Kreisler's 401(k) savings plan.

         Lawrence Kreisler's employment may be terminated by the Company at any time for cause (as defined in the Lawrence Kreisler Employment Agreement) and his employment may be terminated at any time by the mutual consent of the Board of Directors and Mr. Kreisler. If Mr. Kreisler is terminated by the Company for cause, the Company is obligated to pay him all amounts due under the Lawrence Kreisler Employment Agreement, which have accrued but are unpaid as of the date of termination. The Lawrence Kreisler Employment Agreement also includes non-competition provisions which prevent Mr. Kreisler, during the term of the agreement, from participating, directly or indirectly, in the ownership, control, management or employ of any business entities other than the Company without the prior written consent of the Board of Directors.

         In January 1998, the Company issued 400,000 stock options to Lawrence Kreisler for past services rendered as a result of voluntarily reducing his salary. Each of these stock options is convertible into one share of common stock at $0.40 per share, for a period of ten (10) years from the date of issuance. These options were revised in 1999 as described below under `Stock Options.'

         The Company entered into an employment agreement with Kathi Kreisler, as Vice President, Secretary and Treasurer, on November 7, 1997 (the "Kathi Kreisler Employment Agreement"), which provides for a five-year term from the date signed and shall be extended automatically each day for an additional day so that the remaining term of this agreement will be five years at all times. Either party may, by written notice, fix the term of the Kathi Kreisler Employment Agreement at five years without additional extension and would then end on a date five years from the date of notice. Pursuant to this agreement, Ms. K. Kreisler shall receive an annual base salary of $80,000, with cost of living adjustments. Ms. K. Kreisler is entitled to receive an annual bonus equal to 4% of the Company's annual net income before taxes, reimbursement of business related expenses, use of a Company automobile and participation in any employee benefits provided to all employees of the Company. The Company shall contribute 6% of the base weekly salary to Ms. Kreisler's 401(k) savings plan.

         Kathi Kreisler's employment may be terminated by the Company at any time for cause (as defined in the Kathi Kreisler Employment Agreement) and her employment may be terminated at any time by the mutual consent of the Board of Directors and Ms. Kreisler. If Ms. Kreisler is terminated by the Company for cause, the Company is obligated to pay her all amounts due under the Kathi Kreisler Employment Agreement, which have accrued but are unpaid as of the date of termination. The Kathi Kreisler Employment Agreement also includes non-competition provisions, which prevent Ms. Kreisler, during the term of the agreement, from participating, directly or indirectly, in the ownership, control, management or employ of any business entities other than the Company without the prior written consent of the Board of Directors.

         Kathi Kreisler voluntarily lowered the amount of her 1997 salary to $3,500, her 1996 salary to $8,325.00, her 1995 salary to $2,153, her 1994 salary to $20,000 and deferred all 401(k) payments. In January 1998, the Company issued Ms. Kreisler 7,500,000 stock options, each convertible to one share of common stock, at $0.40 per share for a period of ten (10) years from the date of issuance for past services rendered. These options were revised in 1999 as described below under `Stock Options.'

         The terms of the Mr. Kevin Kreisler's employment agreement for 1999 included an annual base salary of $80,000, with an automatic 10% annual increase. Mr. Kevin Kreisler will be entitled to an annual bonus equal to 3% of the Company's net income before taxes, reimbursement of business expenses, use of a Company automobile and participation in any employee benefits provided to all employees of the Company.

         The terms of Mr. Casuccio's employment agreement with the Company for 1999 were an annual salary of $5,200 and the issuance of performance based stock options, as further described in `Stock Options', below. The agreement is negotiated annually.

         The terms of Mr. Sonageri's employment agreement with the Company for 1999 were an annual salary of $5,200 and the issuance of performance based stock options, as further described in `Stock Options', below. The agreement is negotiated annually.

         These employment agreements provide for option issuance in lieu of salary on an as needed basis to cover cash payment shortfalls against the agreed upon annual salaries and incentive stock options. These issues are further described in `Stock Options,' below.

STOCK OPTIONS

         The following is a schedule of options granted in 1998 and 1999. For an accounting of the total options outstanding on December 31, 1999, see Note 14 of the Company's 1999 Financial Statements, attached hereto.

         In 1998, the Company issued, for unpaid prior years salaries, to Kathi Kreisler and Lawrence Kreisler 7,500,000 and 400,000 options respectively. The options are exercisable for a period of ten years, at $0.40 per share, equal to the market value at grant date. Mr. Lawrence Kreisler was also issued 5,000,000 options for new patent technology, (See Patents and Proprietary Information). The options are exercisable for a period of ten years at $0.20 per share, equal to the market value at grant date. These options were revised in 1999 as described below under `Stock Options.'

         In 1998 the Company issued to unrelated third parties, 2,775,000 options for the debt financing for the facility expansion project. The options are exercisable for a period of five years and exercisable at $0.15-$0.21 per share, equal to the market value at grant date. These options were rescinded in 1999.

         In 1998 the Company issued to unrelated third parties, in payment of services rendered in connection to various consulting services, 325,000 options were issue exercisable for a period of five years, at $0.20 per share, equal to the grant date. In 1998 the Company issued to unrelated third parties, in payment of services rendered in connection with facility construction, 812,000 options issue exercisable for a period of ten years at $0.10 - $0.21 per share, with a market value of a lesser amount at grant date. In 1998, in connection with previously reported capital raises, the Company issued 2,695,000 options to an investment banking institution exercisable for a period of five years, at $0.15-$0.25 per share, with a market value of $0.25-$0.32 at grant date. These options were renegotiated upon the termination by the Company of the investment banking institution's relationship with the Company. On September 8, 1998, the former warrants were replaced with new warrants to purchase a total of 1,500,000 shares at $0.15 and 250,000 shares of restricted stock. The warrants and the underlying shares are exercisable between September 8, 1998 and August 30, 2003 and are callable by the Company at $0.01 per option.

         During 1999 the company issued 26,862,919 options, called 857,680 options, canceled 2,775,000 options, and reduced other outstanding options by 1,900,000. The result was a net increase in the outstanding options of 18,912,919. Of these, 11,500,000 options vest upon performance based benchmarks as the Company achieves increased revenue to $28,000,000 per annum. These options are further described below.

DIRECTORS AND OFFICERS

         12,944,028 options were granted to Kevin Kreisler during 1999, 11,500,000 options are incentive options, which vest gradually with performance based benchmarks as the Company achieves increased revenue to $28,000,000 per annum in accordance with the following schedule:

             Annual Revenue       Option
                 Target           Shares
                 ($mil)           Vesting
                 -------          -------
                  $ 3.750      1,150,000
                    4.688      1,150,000
                    5.859      1,150,000
                    7.324      1,150,000
                    9.155      1,150,000
                   11.444      1,150,000
                   14.305      1,150,000
                   17.881      1,150,000
                   22.351      1,150,000
                   27.940      1,150,000
                              ----------
                              11,500,000
                              ==========

         These options are exercisable for a period of ten years, at $.21 per share, equal to the market value at grant date. They vest after 9.5 years regardless of the foregoing benchmarks, provided Mr. K. Kreisler continues as an employee until that time.

         444,028 options were granted to Mr. K. Kreisler for the salary differential between the contractual salary and the amount paid in cash, for services from January 1, 1998 through December 31, 1999. 1,000,000 options were granted as a bonus for the development of a management, investor, supplier and advisor network during the same period. The options are exercisable for a period of five years, at $.22 per share, equal to 110% of the market value at grant date.

         950,000 options were granted to the Company's Directors during 1999. 400,000 of these options were for 1998 service and 550,000 options were for 1999 service. The 1998 service options are exercisable for a period of ten years, at $.40 per share, equal to the market value at grant date. The 1999 service options issued to members of the Kreisler family are exercisable over a period of five years, at $0.22 per share, equal to 110% of market value at grant date. The balance of the 1999 service options are exercisable at $.20 per share, equal to the market value at grant date.

         3,531,250 options were granted to officers of the Company during 1999. Of these, 1,656,250 options were granted to the Company's CFO, 250,000 options for 1998 service and 1,406,250 for 1999 service, in addition to $5,200 of cash salary and 1,875,000 options were granted to the Company's general counsel for 1999 service, in addition to $5,200 of cash salary. The options are exercisable for a period of ten years, at $0.19 per share, equal to the market value at grant date.

Other Options Granted

         3,299,775 options were granted to unrelated third parties during 1999, in connection with the Company's New World project (Note 1). The options are exercisable for a period of ten years, at between $0.10 and $0.16 per share.

         1,038,000 options were granted to unrelated third parties during 1999, to arrange for debt financing for the New World project (Note 1). The options are exercisable for a period of ten years, at $0.10 per share.

         5,099,866 options were granted to various employees during 1999. These options were granted to numerous management positions including plant manager, regulatory compliance officer, telemarketing manager, facility development manager, and marketing development manager. The options are exercisable for a period of ten years, at $0.19 - $0.26 per share.

Options Called, Exercised, Canceled and Reduced

         In 1999 the Company called certain options which became callable during the year. 857,680 options were not exercised and were repurchased by the Company for $0.0001 per share. 842,320 options were exercised at between $0.15 and $0.25 per share. 1,500,000 options were exercised at $0.10 per share. The Company canceled 2,775,000 options for nonperformance, which were granted during 1998.

         The Company reduced 7,900,000 options held by Kathi Kreisler (7,500,000) and Larry Kreisler (400,000) by 1,900,000 shares, or from 7,900,000, to 6,000,000, in exchange for a reduced exercise price, from $0.40 to $0.25 per share, subject to a one year lockup. The reduced exercise price exceeded the market price on the day of the reduction.

STOCK OPTION PLAN

In May of 1999 the shareholders of the Company approved and adopted the KBF 1998 Stock Option Plan (the "ISO Plan"). The Plan superceded and replaced the Company's 1994 plan, under which no options were issued. The Plan covers 50,000,000 shares of the Company's Common Stock , pursuant to which employees, including officers of the Company are eligible to receive incentive stock options as defined under the Internal Revenue Code of 1986, as amended. In addition, non-qualified stock options may be granted under the Plan to employees and consultants. Under the ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value (100% of the closing bid price on the date of grant) of the Company's Common Stock on the date of grant. Options granted under the ISO Plan must be exercised within ten years from the date of grant (five years, in the case of 10% shareholders). The optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the ISO Plan must be exercised within three months after termination of employment for any reason other than death or disability, and within one year after termination due to death or disability, unless extended by the Board of Directors. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option. Stock covered under the Plan has been registered with the Securities and Exchange on Form S-8. As of the date of this report, 4,654,966 options have been issued under this plan.

CERTAIN RELATED TRANSACTIONS

         In May 1996, a new company was formed to service the transportation needs of the Company. The new company, Metal Recovery Transportation Corp. is owned solely by Lawrence Kreisler. (See "Certain Relationships and Related Transactions.") Metal Recovery Transportation Corporation was formed without any financial assistance from KBF. Metal Recovery Transportation has permits in New York, New Jersey, Connecticut, Rhode Island, Massachusetts and New Hampshire. Metal Recovery Transportation Corp. billed the company $276,792, and $286,919 in 1998 and 1999 respectively. Metal Recovery Transportation Corp. has operated at virtually break-even levels since inception and, as such, Management believes that the Company is benefiting from favorable pricing as compared to those which could be obtained from unrelated parties.

         Joseph J. Casuccio, Jr., CPA, Chief Financial Officer, Vice President and a director of the Company, is a partner of the accounting firm, Werblin, Casuccio & Moses, which firm is the internal accountant for the Company. (See "Management.")

         KBF's patented  Selective  Separation  Technology(TM)  (U.S. Pat. Nos.:
5,753,125; 5,908,559) and other patent-pending and proprietary Resource Recovery Technologies separate, remove and recover a wide range of metals from liquid and solid wastes as well as other production and manufacturing media. Through resource recovery, KBF's technologies recycle metals, both hazardous and non-hazardous, in their elemental state at highly competitive prices. Wastes managed with KBF's technologies become products that are comparable and superior to the quality of virgin ore material extracted from the ground. Use of KBF's technologies eliminates the federally mandated `cradle-to-grave' liability for which a waste generator would otherwise remain perpetually liable. KBF's technologies apply to manufacturing, industrial and municipal waste processes that contain metals or otherwise produce a metal bearing waste by-product. The Company has many other patent-pending and proprietary resource recovery technologies and processes. Pursuant to a license agreement between Mr. Lawrence Kreisler and the Company, executed in November 1997 and ratified by the shareholders of the Company, the Company is able to utilize the processes in its operations, as well as other related technologies which remain proprietary and for which patents are currently pending. In accordance with the License Agreement with Mr. Kreisler, the conditions upon which royalty payments begin to accrue, have not yet been attained by the Company. Accordingly, no royalty payments have been made or accrued. The license agreement has a minimum 15 year minimum term, and subsequent five year evergreen terms. The license agreement can be terminated after the minimum term by either party.

         James L. Sonageri, Esq., Vice President and General Counsel and a director of the Company is a partner in the law firm of Sonageri & Fallon, LLC, which firm provides legal services to the Company.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                     OF EACH OF THE NOMINEES FOR DIRECTOR.



                         INDEPENDENT PUBLIC ACCOUNTANTS

         For the year ended December 31, 1999, the principal accountant was Irving Handel & Co. P.C. The Company does not expect that a representative of Irving Handel & Co. P.C. will attend the Meeting, and therefore would not be making a statement at the Meeting or be available to respond to appropriate questions from shareholders.



                                  ANNUAL REPORT

         All shareholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999. The Form 10-KSB contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1999.



                              SHAREHOLDER PROPOSALS

         The Company must receive any shareholder proposal intended to be included in the Company's proxy materials for the 2001 Annual Meeting of Shareholders not later than December 31, 2000.



                                    By Order of the Company,

                                    /s/ Kathi Kreisler

                                    Kathi Kreisler
                                    Secretary



                                    Dated: May 19, 2000

                REVOCABLE PROXY - KBF POLLUTION MANAGEMENT, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Lawrence Kreisler, Kathi Kreisler, Kevin Kreisler, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock, $.0001 par value (the "Common Stock"), of KBF Pollution Management, Inc. (the "Company" or "KBF") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment thereof. The Annual Meeting will be held at The Brownstone House located at 351 West Broadway, Paterson, New Jersey, on June 14, 2000, at 10:00 a.m., local time.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS LISTED BELOW AND "FOR" ITEM 2

1.       Election Of Directors.
___ FOR all nominees listed below                    ____ WITHHOLD AUTHORITY
         (except as marked to the                   to vote for all nominees
             contrary below)                              listed below

         Lawrence M. Kreisler, Joseph J. Casuccio, Jr., Kathi A. Kreisler, James
L. Sonageri, Esq., Kevin E. Kreisler, Esq., Stephen Lewen, Christopher Jones and James Green.

         (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

         2. Approval of such other matters that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy.

         FOR _____            AGAINST ______           ABSTAIN ______

         The shares represented by this proxy will be voted as directed by the undersigned.

         IF NO INSTRUCTIONS ARE SPECIFIED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS PRESENTED AT THE ANNUAL MEETING.

         At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

         The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting the shares subject to the proxy by written ballot. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

         Please sign exactly as your name appears on the certificate or certificate or certificates representing shares to be voted by this proxy. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD.

____________________________                   ____________________________
Signature                                      Signature, if held jointly


Date: __________________, 2000                 Date: __________________, 2000